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                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS







                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Baymont Corporation on Form SB-2/A-2 of our Auditors' Report, dated February 18, 2002, on the consolidated balance sheet of Baymont Corporation as at January 31, 2002, and the related consolidated statements of loss and deficit, cash flows, and stockholders' equity for the period from inception on December 21, 2001 to January 31, 2002.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver, Canada                                   /s/ Morgan & Company
July 17, 2002                                       Chartered Accountants



Tel: (604) 687-5841           MEMBER OF            P.O. Box 10007 Pacific Centre
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www.morgan-cas.com          INTERNATIONAL               Vancouver, B.C.  V7Y 1A1